Exhibit 10.8

FIRST AMENDMENT
OF
AGREEMENT OF LIMITED PARTNERSHIP
OF GLADSTONE COMMERCIAL LIMITED PARTNERSHIP

     This First Amendment of Agreement of Limited Partnership (the “Agreement”), is entered into as of September 1, 2004, by and between Gladstone Commercial Corporation, Inc., a Maryland corporation (the “Corporation”), and Gladstone Commercial Partners, LLC, a Delaware limited liability company (“GCP”).

     WHEREAS, the Corporation and GCP are parties to the Agreement of Limited Partnership of Gladstone Commercial Limited Partnership (the “Partnership”) dated July 17, 2003 (the “Partnership Agreement”); and

     WHEREAS, at the time of execution of the Partnership Agreement, the Corporation owned a one percent (1%) Percentage Interest as a General Partner in the Partnership (the “General Partnership Interest”) and GCP owned a ninety-nine percent (99%) Percentage Interest as a Limited Partner in the partnership (the “Limited Partnership Interest”); and

     WHEREAS, the Corporation and GCP (the “Partners”) have entered into a Partnership Interest Exchange Agreement (the “Exchange Agreement”) dated of even date herewith, pursuant to which the Partners have exchanged the General Partnership Interest for the Limited Partnership Interest; and

     WHEREAS, the parties desire to amend the Partnership Agreement to reflect the terms of the Exchange Agreement;

     NOW THEREFORE, in consideration of the covenants and obligations contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Amendment of Partnership Agreement. From and after the date hereof, the Corporation shall be deemed the Original Limited Partner, and GCP shall be deemed the General Partner, for all purposes under the Partnership Agreement. Exhibit A of the Partnership Agreement shall be deleted in its entirety, and Exhibit A hereto shall be inserted in lieu thereof.

     2. Miscellaneous Provisions.

          2.1 This Agreement shall be construed and performed in accordance with the laws of the State of Delaware, without regard to the conflicts of law therein. The rights and liabilities of the present parties shall bind and inure to their respective heirs, devisees, personal representatives, successors and assigns.

          2.2 This Agreement and the exhibits hereto constitute the entire agreement among the parties relating to their subject matter and supersede all prior and contemporaneous agreements and understandings of the parties in connection with such subject matter.

          2.3 From and after the date of this Agreement, upon the request of the Corporation or GCP, the other party shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

     In Witness Whereof, the parties hereto have executed this First Amendment of Agreement of Limited Partnership as of the day and year first written above.

Gladstone Commercial Corporation
a Maryland corporation

By:

Name:

Title:

Gladstone Commercial Partners, LLC
a Delaware limited liability company

By:

Name:

Title:

EXHIBIT A

PARTNERS, CAPITAL CONTRIBUTIONS AND PARTNERSHIP UNITS

As of September 1, 2004

		Agreed
		Value of
	Cash	Property	Partnership	Percentage
Partners	Contribution	Contribution	Units	Interest
GENERAL PARTNER: Gladstone Commercial Partners, LLC 1750 Tysons Blvd. Fourth Floor McLean, Virginia 22102	$1.00	N/A	1 Unit	1.0%
ORIGINAL LIMITED PARTNER: Gladstone Commercial Corporation 1750 Tysons Blvd. Fourth Floor McLean, Virginia 22102	$99.00	N/A	99 Units	99.0%
ADDITIONAL LIMITED PARTNERS: [none]